Exhibit 99.1

MOTHERS WORK, INC.

CONTACT:	Edward M. Krell
Executive Vice President-
Chief Financial Officer
(215) 873-2220

For Immediate Release

MOTHERS WORK, INC. WILL RESTATE FINANCIALS DUE TO
CHANGES IN LEASE ACCOUNTING AND EXTENDS FORM 10-Q
FILING DEADLINE BY FIVE DAYS

Philadelphia, PA, May 10, 2005 – Mothers Work, Inc. (Nasdaq: MWRK), the world’s leading maternity apparel retailer, today announced that it has decided to restate its historical financial statements to correct errors resulting from its prior method of accounting for lease transactions.  Corrected financial information for the three year period ended September 30, 2004 and for the first quarter of fiscal 2005, which are the periods being restated, will be reflected in forthcoming amendments to the Company’s periodic reports on Form 10-K for the fiscal year ended September 30, 2004 and on Form 10-Q for the fiscal quarter ended December 31, 2004.  The restatements involve only non-cash adjustments and will not have any impact on the Company’s previously reported sales, comparable store sales or its compliance with any financial covenant under its revolving credit facility or other debt instruments.

The Company also announced that it is filing with the Securities and Exchange Commission (SEC) for a five-day extension of the due date for the filing of its quarterly report on Form 10-Q for its second fiscal quarter ended March 31, 2005, as permitted by 1934 Act Rule 12b-25.  The purpose of this extension is to ensure that the Form 10-Q will reflect corrected financial information for the historical financial periods to be presented in that report.  The Company’s Form 10-Q, which was due to be filed with the SEC on May 10, 2005, will now be filed on or before May 16, 2005.

As previously disclosed, after consultation with the Company’s independent registered public accounting firm, KPMG LLP, Company management determined, like many other publicly-held companies in the retail industry, that it would change its method of accounting for leases, including its method of accounting for tenant improvement allowances, rent holidays, and amortization of leasehold improvements.  These changes are consistent with the views expressed by the Office of the Chief Accountant of the SEC on February 7, 2005 in a letter to the American

Institute of Certified Public Accountants and other recent interpretations regarding certain operating lease accounting issues and their application under generally accepted accounting principles.

Mothers Work is the world’s largest designer and retailer of maternity apparel, using its custom TrendTrack™ merchandise analysis and planning system as well as its quick response replenishment process to “give the customer what she wants, when she wants it.” As of April 30, 2005, Mothers Work operates 1,591 maternity locations, including 863 stores, predominantly under the tradenames Motherhood Maternity®, A Pea in the Pod®, Mimi Maternity®, and Destination Maternity™, and 728 leased departments, and sells on the web through its DestinationMaternity.com, maternitymall.com and brand-specific websites.

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The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding lease accounting and restatements of historical financial information and expected results of operations and new business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: our ability to successfully manage our new initiatives, future sales trends in our existing store base, changes in consumer spending patterns, raw material price increases, consumer preferences and overall economic conditions, the impact of competition and pricing, availability of suitable store locations, continued availability of capital and financing, ability to hire and develop senior management and sales associates, ability to develop and source merchandise, ability to receive production from foreign sources on a timely basis, potential stock repurchases, potential debt repurchases, war or acts of terrorism, and other factors set forth in the Company’s periodic filings with the Securities and Exchange Commission, or in materials incorporated therein by reference.